UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RAMACO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-4018838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 West Main Street, Suite 1900 Lexington, Kentucky	40507
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered

8.375% Senior Notes due 2029	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-274324

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 8.375% Senior Notes due 2029 of Ramaco Resources, Inc. (the “Registrant”) is set forth under the heading “Description of Notes” included in the Registrant’s prospectus supplement dated November 21, 2024, as filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2024, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the accompanying prospectus that constitutes a part of the Registrant’s registration statement on Form S-3 (File No. 333-274324), and declared effective by the Commission on September 29, 2023, which information is incorporated herein by reference.

Item 2.	Exhibits.
Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the Commission on June 12, 2023)
3.2	Second Amended and Restated Bylaws, dated August 5, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on August 7, 2024)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 333-215363) filed with the Commission on December 29, 2016)
4.2	Indenture dated as of July 13, 2021, between Ramaco Resources, Inc. and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Forms 8-K filed July 13, 2021).
4.3	First Supplemental Indenture dated as of July 13, 2021, between Ramaco Resources, Inc. and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on July 13, 2021).
4.3.1	Form of 9.00% Senior Note due 2026 (included as Exhibit A to Exhibit 4.3 above).
4.4	Second Supplemental Indenture dated as of November 27, 2024, between Ramaco Resources, Inc. and Wilmington Savings Fund Society , FSB, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 27, 2024).
4.4.1	Form of 8.375% Senior Note due 2029 (included as Exhibit A to 4.4 above).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 27, 2024

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer